Exhibit 99.1

Hawthorn Bancshares Announces Results of 2018 Annual Meeting

Jefferson City, MO. — June 7, 2018 — The Board of Directors of Hawthorn Bancshares, Inc. of Jefferson City, MO (NASDAQ: HWBK) announced that at the Company’s June 5, 2018 Annual Meeting of Shareholders, Frank E. Burkhead was re-elected as a Class II director to serve a three-year term expiring 2021.

Mr. Burkhead has served as a director since July 2014 and is currently co-owner of Burkhead & Associates, LLC and Burkhead Wealth Management.

Other members of the 5 member Board include Kathleen L. Bruegenhemke, Philip D. Freeman, Kevin L. Riley and David T. Turner.  The Company’s advisory directorate is composed of Charles G. Dudenhoeffer, Jr., James R. Loyd and Dr. Gus S. Wetzel, II.

Shareholders approved ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

About Hawthorn Bancshares

Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank of Jefferson City, Missouri with additional locations in the Missouri communities of Lee's Summit, Liberty, Springfield, Branson, Independence, Columbia, Clinton, Windsor, Osceola, Warsaw, Belton, Drexel, Harrisonville, California and St. Robert, Missouri.

Statements made in this press release that suggest Hawthorn Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended.  It is important to note that actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company's quarterly and annual reports filed with the Securities and Exchange Commission.

Contact:

Bruce Phelps

Chief Financial Officer

TEL: 573.761.6100   FAX: 573.761.6272

www.HawthornBancshares.com